Exhibit 99.1

Zoned Properties Acquires Cannabis Retail Investment Property in Michigan for

$4.3 Million with Absolute-Net Lease in Place with NOXX Cannabis

Acquisition Diversifies Investment Portfolio and Produces 13.5% Cap Rate over the Life of the Lease Term

SCOTTSDALE, Ariz., March 02, 2023 /AccessWire/ -- Zoned Properties®, Inc. (“Zoned Properties” or the “Company”) (OTCQB: ZDPY), a leading real estate development firm for emerging and highly regulated industries, including legalized cannabis, today announced that the Company has acquired an investment property in Pleasant Ridge, Michigan (the “Investment Property”) and entered into a long-term, absolute-net lease agreement with NOXX Cannabis to operate a Retail Dispensary.

“We are thrilled to announce this significant transaction, which marks our entry into Michigan as an investor in real estate. This deal has given us the chance to add a strong, established operator in a desirable market, while diversifying our portfolio. This is an illustration of Zoned Properties adding a fantastic asset and tenant partner to our property investment portfolio by utilizing our value-add investment approach and injecting direct-to-consumer real estate targets into our pipeline,” commented Bryan McLaren, Chief Executive Officer of Zoned Properties. “We are excited to strengthen our partnership with NOXX Cannabis and their executive team.”

Transaction Highlights

●	Zoned Properties has acquired the Investment Property in Pleasant Ridge, Michigan that has been entitled and permitted as a Cannabis Retail Dispensary.

●	The Investment Property was acquired for $4.3 Million, including $1.85 Million in seller financing, which allowed Zoned Properties to further leverage its capital stack at attractive rates.

●	The Investment Property is leased to NOXX Cannabis under a long-term, absolute-net lease agreement, which will produce an approximate 13.5% Cap Rate when straight-lined over the term of the lease agreement. The lease includes 3% annual increases in base rent over the life of the lease term, yielding approximately $580,000 in annual base rental revenue when straight-lined over the life of the lease term.

About NOXX

NOXX is a Michigan-based vertical cannabis company providing the best brands at the best prices, through innovation, quality, and inclusivity. From an omnichannel perspective across retail, wholesale, ecommerce and delivery, NOXX offers an unmatched experience meeting customers where they want to shop. The leadership team’s extensive history in executive management combined with deep cannabis market knowledge translates to elevated consumer experiences grounded in authenticity. Named for a friendly being from another galaxy on a mission to create a more inclusive world through the power of cannabis, NOXX and its house of brands provide exceptional cannabis flower, pre-rolls, concentrates and other cannabis products at dispensaries across the state. Learn more at NOXX.com.

About Zoned Properties, Inc. (OTCQB: ZDPY):

Zoned Properties is a leading real estate development firm for emerging and highly regulated industries, including regulated cannabis. The Company is redefining the approach to commercial real estate investment through its integrated growth services.

Headquartered in Scottsdale, Arizona, Zoned Properties has developed a full spectrum of integrated growth services to support its real estate development model; the Company’s Property Technology, Advisory Services, Commercial Brokerage, and Investment Portfolio collectively cross-pollinate within the model to drive project value associated with complex real estate projects. With national experience and a team of experts devoted to the emerging cannabis industry, Zoned Properties is addressing the specific needs of a modern market in highly regulated industries.

Zoned Properties is an accredited member of the Better Business Bureau, the U.S. Green Building Council, and the Forbes Business Council. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substance Act of 1970, as amended (the “CSA”). Zoned Properties corporate headquarters are located at 8360 E. Raintree Dr., Suite 230, Scottsdale, Arizona. For more information, call 877-360-8839 or visit www.ZonedProperties.com.

Twitter: @ZonedProperties

LinkedIn: @ZonedProperties

Safe Harbor Statement

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Zoned Properties, Inc.

Bryan McLaren

Tel (877) 360-8839

Investors@zonedproperties.com

www.zonedproperties.com